UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 30, 2012

TRW Automotive Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31970	81-0597059
(Commission file number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 855-2600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

As TRW Automotive Holdings Corp. (the “Company”) previously disclosed, in June 2011 the Company received a subpoena from the U.S. Department of Justice (“DOJ”) related to the DOJ’s investigation of possible violations of antitrust laws by automotive parts suppliers. In connection with that investigation, one of the Company’s German subsidiaries has entered into a plea agreement with the DOJ.

Under the terms of the agreement, the subsidiary has agreed to plead guilty to one count of conspiracy in restraint of trade involving sales of Occupant Safety Systems products and will pay a fine of US$5.1 million; once approved by the court, this agreement concludes the DOJ’s current investigation of the Company. In addition, one employee located in Germany has been excluded from the non-prosecution provisions of the agreement, although no determination has been made by the DOJ regarding this person.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of TRW Automotive Holdings Corp. dated July 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.

Dated: July 30, 2012	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	Press release of TRW Automotive Holdings Corp. dated July 30, 2012.